Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated April 23, 2003, covering the financial statements and supplemental schedule of The Peoples Bank & Trust Company 401(k) Plan as of December 31, 2002, and 2001 and for the years ended December 31, 2002 and 2001, included in this Form 11-K, into The Peoples Bank & Trust Company 401(k) Plan Registration Statement on Form S-8 (File No. 333-104445).




                                  /s/  Nail McKinney Professional Association


Tupelo, MS
June 19, 2003